Exhibit 16.1
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June 5, 2009



Securities and Exchange Commission
Washington, DC   20549


Commissioners:


We have read Item 4.01 of Flanigan's Enterprises, Inc.'s Form 8-K filed on June 5, 2009, and we agree with such statements insofar as they relate to our firm and the predecessor firm, Rachlin LLP.




/s/ MarcumRachlin
a division of Marcum LLP

As successor to Rachlin LLP